Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended February 29, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(49,710,550)
Unrealized Gain (Loss) on Market Value of Futures	(98,478,941)
Dividend Income	6,101
Interest Income	77,092
ETF Transaction Fees	9,000
Total Income (Loss)	$(148,097,298)

Expenses
General Partner Management Fees	$211,019
Professional Fees	14,565
Brokerage Commissions	168,108
Non-interested Directors' Fees and Expenses	2,357
Prepaid Insurance Expense	5,239
NYMEX License Fee	5,276
SEC & FINRA Registration Expense	32,073
Total Expenses	$438,637
Net Income (Loss)	$(148,535,935)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/16	$504,023,591
Additions (11,100,000 Shares)	75,604,746
Withdrawals (800,000 Shares)	(6,056,096)
Net Income (Loss)	(148,535,935)

Net Asset Value End of Month	$425,036,306
Net Asset Value Per Share (70,066,476 Shares)	$6.07

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612